As filed with the Securities and Exchange Commission on July 6, 2022

Registration Statement No. 333- 265744

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nanomix Corporation
(Exact name of registrant as specified in its charter)

Delaware	3841	27-0801073
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Nanomix Corp.

2121 Williams St.

San Leandro, CA 94577

(510) 428-5300
(Address and telephone number of registrant’s principal executive offices)

David Ludvigson

Nanomix Corp.

Chief Executive Officer

2121 Williams St.

San Leandro, CA 94577

(510) 428-5300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Stephen A. Cohen
Sheppard, Mullin, Richter & Hampton LLP
30 Rockefeller Plaza
New York, NY 10112-0015
Telephone: (212) 653-8700

Facsimile: (212) 653-8701

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for a registration statement pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same registration statement. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-265744) is filed solely to amend Item 13 of Part II thereof and to file certain exhibits thereto. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I. Accordingly, the preliminary prospectus has been omitted.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the selling stockholders. All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$1,121.18
Legal fees and expenses	$30,000.00
Printing fees and expenses	$10,000.00
Accounting fees and expenses	$5,000.00
Miscellaneous fees and expenses	$3,878.82
Total	$50,000.00

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our bylaws provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our certificate of incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Our bylaws provide we shall, to the fullest extent permitted under the laws of the State of Delaware, as amended and supplemented from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such party is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such party or on such party’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our Board of Directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our Board of Directors.

The indemnification rights provided in our bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

We may, to the extent authorized from time to time by our Board of Directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our bylaws.

Our obligation to provide indemnification under our bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

Our bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

Set forth below is information regarding all unregistered securities sold by us since January 1, 2019. Unless otherwise stated, the issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) or 3(a)(9) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701.

On January 10, 2019, the Company issued 5,780 shares of its common stock in exchange for consulting services amounting to $22,900 pursuant to a consulting agreement entered into and approved by the Board of Directors on November 23, 2018.

On January 3, 2020, the Company issued warrants to Fastnet Advisors, LLC. to purchase an aggregate of 3,291 shares of the Company’s Common Stock at an exercise price of $1.73 per share.

On December 14, 2020, the Company issued warrants outside consultant to purchase an aggregate of 3,468 shares of the Company’s Common Stock at an exercise price of $1.73 per share.

 On April 30, 2021, the Company received a short-term loan in the aggregate principal amount of $500,000 from Gold Blaze Limited Vistra Corporate Services (“Gold Blaze”). To evidence the loan, the Company issued Gold Blaze a promissory note (the “Gold Blaze Note”) in the aggregate principal amount of $500,000. The Gold Blaze Note was converted into the same securities as issued in the June 2021 Financing.

On February 2, 2021, the Company previously entered into service agreements with various consultants and advisors pursuant to which it issued 963,964 shares of Series B preferred stock. The Series B preferred stock automatically convert into an aggregate of approximately 5,572,046 shares of the Company’s common stock on March 2, 2022.

On January 26, 2021, the Company, NNMX Acquisition Inc., a California corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Nanomix, Inc., a California corporation (“Nanomix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, Merger Sub will merge with and into Nanomix, with Nanomix continuing as a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The merger closed on June 4, 2021. As consideration for the Merger, Company issued to the shareholders of Nanomix 1,000,000 shares of a newly created Series C Convertible Preferred Stock of the Company (the “Preferred Stock”). On March 2, 2022, in connection with our reverse stock split, , all such shares of Preferred Stock issued to the Nanomix shareholders were automatically convert into approximately 35,644,997 shares of common stock of the Company, the warrants assumed at closing of the merger were exercisable into approximately 2,124,687 shares of common stock of the Company and the options and restricted stock units assumed at closing of the merger may be exercisable into approximately 5,718,838 shares of common stock of the Company.

From January 25, 2021 through January 27, 2021, the Company entered into various agreements with certain debt holders, including CJY Holdings Limited, a Hong Kong company controlled by the Company’s former CEO and sole director’s cousin (“CJY”), pursuant to which liabilities exceeding approximately $4.5 million were converted or exchanged into approximately 4.2 million shares of common stock. Further, the Company entered into Exchange Agreements with the holders of the Company’s Series A Preferred Stock pursuant to which the holders exchanged all outstanding shares of Series A Preferred Stock for 433,526 shares of common stock. The Company entered into service agreements with various consultants and advisors pursuant to which it issued 963,964 shares of a newly created Series B Preferred Stock. Each outstanding share of the Series B Preferred Stock will automatically convert into 1,000 shares of common stock on the date that approval of an amendment to the Corporation’s Certificate of Incorporation, as amended, to implement a one-for-173 reverse stock split of the Corporation’s capital stock by a majority of the votes entitled to be cast thereon, whether presented at a special or annual meeting of shareholders of the Corporation or by written consent of the shareholders and the subsequent filing of such amendment with the Secretary of State of the State of Delaware.

On June 25, 2021, the Company and the $1.0 secured million note payable Holder entered into exchange agreement, whereby the company issued the Holder a Senior Secured Convertible Note in the principal amount of $1,603,778 with a maturity date of June 25, 2023.  As an incentive to enter into the agreement, the noteholder was also granted 1,603,778 5-year warrants exercisable at $1.1717.

On June 25, 2021, the Company and Gold Blaze entered into exchange agreement, where the company issued the Gold Blaze Limited Vistra Corporate Services Senior Secured Convertible Note in the principal amount of $500,000 with a maturity date of June 25, 2023. As an incentive to enter into the agreement, the noteholder was also granted 426,730 5-year warrants exercisable at $1.1717.

On June 25, 2021, the Company issued a Senior Secured Convertible Note to HT Investment MA LLC for a principal amount $5.0 million and maturity date of June 25, 2023. As an incentive to enter into the agreement, the noteholder was also granted 4,427,3045-year warrants exercisable at $1.1717.

On September 27, 2021, the Company issued a Senior Secured Convertible Note to certain accredited investors for a principal amount $1.333 million and maturity date of September 27, 2023. As an incentive to enter into the agreement, the noteholders were also granted an aggregate of 1.137.663 5-year warrants exercisable at $1.1717.

On February 28, 2022, the Company entered into a securities purchase agreement with accredited investors pursuant to which the Company issued senior secured convertible notes in an principal amount of approximately $666,667 for an aggregate purchase price of $600,000. Garrett Gruener, a director of the Company, purchased a Note in an aggregate principal amount of $444,444 for an aggregate purchase price of $400,000 and Jerry Fiddler, a director of the Company purchased a Note in an aggregate amount of $111,111 for an aggregate purchase price of $100,000. As an incentive to enter into the agreement, the noteholders were also granted an aggregate of 323,829 5-year warrants exercisable at $1.1717.

On March 23, 2022, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with GHS Investments, LLC (the “Purchaser”), pursuant to which the Purchaser purchased five hundred (500) shares of the Company’s Series D Convertible Preferred Stock (“Series D Preferred Stock”) for an aggregate purchase price of $500,000. In addition, in connection with the issuance of the Series D Preferred Stock, the Purchaser received a five year warrant to purchase 60,000 shares of the Company’s common stock.

On May 18, 2022, we issued 312,847 shares of common stock to an outside consultant for services rendered.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT INDEX

Exhibit No	Title of Document
2.1†	Agreement and Plan of Merger, dated February 2, 2021, by and between Nanomix Corp.., NNMX Acquisition Inc. and Nanomix, Inc. filed with the SEC on February 2, 2021 and incorporated herein by reference)
3.1	Certificate of Incorporation, as amended (filed as Exhibit 3.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-192344) filed with the SEC on November 14, 2013 and incorporated herein by reference)
3.2	Bylaws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-164785) filed with the SEC on February 8, 2010 and incorporated herein by reference)
3.3	Certificate of Merger (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)
3.4	Certificate of Designation – Series B Preferred Stock (filed as exhibit 4.1 to the Company’s current Report on Form 8-K filed with the SEC on February 2, 2021 and incorporated herein by reference)
3.5	Certificate of Designation – Series C Preferred Stock (filed as exhibit 3.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 15, 2021 and incorporated herein by reference)
3.6	Certificate of Amendment to the Certificate of Incorporation, dated January 11, 2022 (filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2022 and incorporated herein by reference)
3.7	Certificate of Designations of the Preferences, Rights and Limitations of the Series D Preferred Stock (filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2022 and incorporated herein by reference)
3.8	Form of Securities Purchase Agreement by and between Boston Therapeutics, Inc. and CJY Holdings Limited (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2015 and incorporated herein by reference)
4.1	Form of Securities Purchase Agreement by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2015 and incorporated herein by reference)
4.2	Form of 10% Convertible Promissory Note issued to CJY Holdings Limited (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 2, 2015 and incorporated herein by reference)
4.3	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2015 and incorporated herein by reference)
4.4	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 10, 2015 and incorporated herein by reference)
4.6	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2016 and incorporated herein by reference)
4.7	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.6 to the Company’s Current Report on Form 8-K filed with the SEC on March 22, 2016 and incorporated herein by reference)
4.8	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.7 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2016 and incorporated herein by reference)
4.9	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.8 to the Company’s Current Report on Form 8-K filed with the SEC on July 6, 2016 and incorporated herein by reference)

4.10	Form of Securities Purchase Agreement by and between Nanomix Corp. and Investors (filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016 and incorporated herein by reference)
4.11	Form of 6% Senior Convertible Debenture Due 2018 issued to Investors (filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016 and incorporated herein by reference)
4.12	Form of Stock Purchase Warrant issued to Investors (filed as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016 and incorporated herein by reference)
4.13	Letter Amendment by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2016 and incorporated herein by reference)
4.14	Form of Securities Purchase Agreement by and between Nanomix Corp. and CJY Holdings Limited (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 2, 2017 and incorporated herein by reference)
4.15	Form of 6% Subordinated Convertible Debenture Due (filed as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on May 2, 2017 and incorporated herein by reference)
4.16	Form of Stock Purchase Warrants (filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on May 2, 2017 and incorporated herein by reference)
4.17	Form of Securities Purchase Agreement by and between Nanomix Corp. and Investors (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2017 and incorporated herein by reference)
4.18	Form of Certificate of Designation (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2017 and incorporated herein by reference)
4.19	Form of Common Stock Purchase Warrants (filed as Exhibit 4.3 to the Current Report on Form 8-K filed with the SEC on August 22, 2017 and incorporated herein by reference)
4.20	Form of 10% promissory note issued to World Technology East II Limited (filed as exhibit 4.1 to the Company’s current Report on Form 8-K filed with the SEC on June 12, 2018 and incorporated herein by reference)
4.21	Form of Promissory Note dated April 30, 2021 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021 and incorporated herein by reference)
4.22	Form of 10% Promissory Note issued by Nanomix, Inc. to Nanomix Corp. dated April 30, 2021 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 12, 2021 and incorporated herein by reference)
4.23	Form of Senior Secured Convertible Note, dated June 25, 2021 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
4.24	Form of Warrant, dated June 25, 2021 (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
4.26	Form of Senior Secured Convertible Note, dated February 28, 2022 (filed as exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022 and incorporated herein by reference)
4.27	Form of Warrant, dated February 28, 2022 (filed as exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022 and incorporated herein by reference)
4.28	Form of Warrant assumed as part of the Nanomix Merger
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Technology Assignment Agreement dated as of August 24, 2009 by and between the Company and David Platt (filed as Exhibit 10.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-164785) filed with the SEC on June 24, 2010 and incorporated herein by reference)
10.2	Amended and Restated Nanomix Corp. 2010 Stock Plan (filed as Exhibit 10.1 to Amendment No. 1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2013 and incorporated herein by reference)
10.3	Promissory Note dated as of February 9, 2010 issued by the Company to David Platt (filed as Exhibit 10.3 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-164785) filed with the SEC on June 24, 2010 and incorporated herein by reference)
10.4	Agreement and Plan of Merger dated November 10, 2010 by and among Avanyx Therapeutics, Inc. and Nanomix Corp. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 18, 2010 and incorporated herein by reference)

10.5	Form of Subscription Agreement dated June 21, 2011, among Nanomix Corp. and the Investors named therein (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 22, 2011 and incorporated herein by reference)
10.6	License and Manufacturing Agreement between Nanomix Corp. and Advance Pharmaceutical Company Limited effective as of June 24, 2011 (filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2011 and incorporated herein by reference)
10.7	Amended and Restated Nanomix Corp. 2011 Non-Qualified Stock Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-185355) filed with the SEC on December 7, 2012 and incorporated herein by reference)
10.8	Unit Purchase Agreement between Nanomix Corp. and the investors named therein dated as of July 23, 2013, as amended (filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2013 and incorporated herein by reference)
10.9	Registration Rights Agreement between Nanomix Corp. and the investors named therein dated as of July 23, 2013, as amended (filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 13, 2013 and incorporated herein by reference)
10.10	Warrant Repricing and Exercise Agreement entered by and between Nanomix Corp. and CJY Holdings Limited dated November 12, 2015, effective June 15, 2015 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 12, 2015 and incorporated herein by reference)
10.11	Executive employment Agreement between Nanomix Corp. and Carl W. Rausch dated as of August 12, 2016 (filed as Exhibit 10.1 to the Company’s Current Report on Form 10-Q filed with the SEC on August 15, 2016 and incorporated herein by reference)
10.12	Letter Agreement dated March 27, 2017 entered between Nanomix Corp. and Carl W. Rausch (filed as exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2017 and incorporated herein by reference)
10.13	Contribution Agreement by and among Nanomix Corp. and CureDM Group Holdings, LLC dated February 12, 2018, effective January 1, 2018, (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2018 and incorporated herein by reference)
10.14	Executive Retention Agreement by and between Nanomix Corp. and Loraine Upham dated February 12, 2018, effective January 1, 2018, (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 12, 2018 and incorporated herein by reference)
10.15	License agreement between Nanomix Corp. and Level Brands, Inc. (filed as exhibit 10.1 to the Company’s current Report on Form 8-K filed with the SEC on July 2, 2018 and incorporated herein by reference)
10.16	Form of Exchange Agreement (filed as exhibit 10.1 to the Company’s current Report on Form 8-K filed with the SEC on February 2, 2021 and incorporated herein by reference)
10.17	Form of Debt Settlement and Release Agreement (filed as exhibit 10.2 to the Company’s current Report on Form 8-K filed with the SEC on February 2, 2021 and incorporated herein by reference)
10.18†	Securities Purchase Agreement, dated June 25, 2021, by and between Nanomix Corp. and the buyers signatory thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
10.19	Registration Rights Agreement, dated June 25, 2021, by and between Nanomix Corp. and the buyers signatory thereto (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)

10.20	Security and Pledge Agreement, dated June 25, 2021, by and between Boston Therapeutics, Inc, each of the Company’s subsidiaries and HT Investments MA LLC, in its capacity as collateral agent (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
10.21	Guaranty, dated June 25, 2021, by each of the Company’s subsidiaries in favor of HT Investments MA LLC, in its capacity as collateral agent (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
10.22	Form of Exchange Agreement, dated June 25, 2021, with existing holders of convertible promissory notes (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference)
10.23††	Development and License Agreement, dated September 26, 2017 by and between RedPharm (Beijing) Biotechnology Co., Ltd. and Medical Technology Associates II, Inc. and Nanomix, Inc. (filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2022 and incorporated herein by reference)
10.24††	First Amendment to Development and License Agreement, dated September 1, 2018 by and between RedPharm (Beijing) Biotechnology Co., Ltd. and Medical Technology Associates II, Inc. and Nanomix, Inc. (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2022 and incorporated herein by reference)
10.25†	Securities Purchase Agreement, dated February 28, 2022 (filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022 and incorporated herein by reference)
10.26	Consent, Amendment and Wavier, dated February 24, 2022 (filed as exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2022 and incorporated herein by reference)
10.27†	Securities Purchase Agreement, dated March 23, 2022 (filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2022 and incorporated herein by reference)
10.28	Consent, Amendment and Wavier, dated March 22, 2022 (filed as exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2022 and incorporated herein by reference)
23.1	Consent of M&K CPAs (filed as Exhibit 23.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2022 and incorporated herein by reference)
23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to the Registration Statement)
107	Filing Fee Table (filed as Exhibit 107 to the Company’s Registration Statement on Form S-1 filed with the SEC on June 21, 2022 and incorporated herein by reference)

†	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

††	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[***]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement ( or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Leandro, State of California, on the 6st day of July, 2022.

Nanomix Corp.

By:	/s/ David Ludvigson
	Name:	David Ludvigson
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Signature	Title	Date

/s/ David Ludvigson	Chief Executive Officer, President, and Director	July 6, 2022
David Ludvigson	(Principal Executive Officer and Principal Financial and Accounting Officer)

*	Chief Operating Officer	July 6, 2022
Vidur Sahney

*	Chief Commercial Officer	July 6, 2022
John Hardesky

*	Director	July 6, 2022
Garrett Gruener

*	Director	July 6, 2022
Jerry Fidler

*	Director	July 6, 2022
Greg Schiffman

*By:	David Ludvigson
David Ludvigson
Attorney-In-Fact